Exhibit 10.1
Execution Version
NOTE REPURCHASE AGREEMENT
This NOTE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2023 by and between WP Bronco Holdings, LLC (the “Seller”), and WEX Inc., a Delaware corporation (the “Company”).
WHEREAS, Seller is the holder of $310,000,000 in aggregate principal amount of the Company’s 6.50% Convertible Senior Notes due 2027 (CUSIP 96208TAC8) (the “Notes”) issued pursuant to an indenture, by and between The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the Company, dated as of July 1, 2020; and
WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase from Seller, $310,000,000 in aggregate principal amount of the Notes on the terms set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants, conditions, warranties, representations, and agreements hereinafter contained, the parties mutually agree and covenant as follows:
1.    Repurchase of Notes. On the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), Seller agrees to transfer and sell to the Company, and the Company agrees to purchase from Seller, $310,000,000 in aggregate principal amount of the Notes, free and clear of any and all liens and encumbrances, for an aggregate purchase price equal to $370,411,250 (the “Purchase Price”), which Purchase Price includes accrued and unpaid interest due on the Notes from, and including July 15, 2023 to, but excluding August 11, 2023.
2.    Closing. The closing of the purchase and sale of Notes pursuant to Section 1 of this Agreement (the “Closing”) shall occur concurrently with the execution of this Agreement or at such other time as the parties shall mutually agree in writing (the “Closing Date”). On the Closing Date, Seller shall deliver, or cause to be delivered, the Notes to the Trustee for the account of the Company, or such other account as the Company may designate, in book entry form through the facilities of The Depository Trust Company, against payment to or upon the order of Seller of the Purchase Price by wire transfer in immediately available funds to the account designated by Seller in writing, or pursuant to such other procedures as agreed by the parties.
3.    Representations and Warranties of Seller. Seller hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
(a)    Power and Authorization. Seller is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
(b)    Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’

rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller is a party or by which Seller is bound.
(c)    Title to the Notes. Seller is the sole legal and beneficial owner of the Notes and has good, valid and marketable title to the Notes, free and clear of any liens or encumbrances. Seller has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Notes or its rights in the Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Notes. The Notes being sold by Seller pursuant to this Agreement constitute all of the Notes held by Seller.
(d)    Full Satisfaction of Obligations under the Notes; Further Assurances. Seller acknowledges that upon payment of the Purchase Price by the Company in accordance with the procedures set forth in Section 2 of this Agreement, the obligations of the Company to such Seller under the Notes will have been satisfied in full. Seller agrees to execute such further instruments and take such further action as may be reasonably necessary to evidence the satisfaction of the Company’s obligations to Seller with respect to the Notes.
(e)    Adequate Information; No Reliance. Seller acknowledges and agrees that (i) Seller has been furnished with all materials it considers relevant to making an investment decision to enter into the transactions contemplated by this Agreement and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) Seller has had full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, (iii) Seller has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the sale of the Notes and to make an informed investment decision with respect to such sale and (iv) Seller is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the publicly available filings made by the Company with the SEC under the Exchange Act and the representations and warranties made by the Company in this Agreement.
4.    Representations and Warranties of the Company. The Company hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date as follows:
(a)    Power and Authorization. The Company is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
(b)    Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.
5.    Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions on the Closing Date.
6.    Conditions to the Closing.
(a)    Conditions to the Company’s Obligations. The Company’s obligation to consummate the Closing is subject to the satisfaction of the following condition (which may be waived by the Company, in whole or in part):
(i)    Each of the representations and warranties of Seller contained in Section 3 of this Agreement shall be true and correct as of the Closing Date.
(b)    Conditions to Seller’s Obligations. Seller’s obligation to consummate the Closing is subject to the satisfaction of each of the following conditions (which may be waived by Seller, in whole or in part):
(i)    Each of the representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct as of the Closing Date.
7.    Miscellaneous Provisions.
(a)    Costs and Expenses. Seller and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees and any brokers’ fees.
(b)    Governing Law. This Agreement and the transactions contemplated herein shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its choice of law rules.
(c)    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
(d)    Amendments and Modifications. This Agreement shall not be modified, amended, waived or changed in any respect except in a writing duly signed by the parties, and each party waives any right to amend this Agreement in any other manner.

(e)    Execution in Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, but all of which shall be deemed to constitute one instrument.
(f)    Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, personal representatives, successors, transferees and assigns.
(g)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to WEX Inc., 1 Hancock St., Portland, ME, Attention: Chief Legal Officer, Email: hilary.rapkin@wexinc.com, with a copy to: Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Alexander D. Lynch and Ashley J. Butler, Email: alex.lynch@weil.com; ashley.butler@weil.com). Notices to Seller shall be directed to c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 Attention: General Counsel, Email: notices@warburgpincus.com with a copy to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: David Lopez and David Leinwand, Email: dlopez@cgsh.com; dleinwand@cgsh.com.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

WP Bronco Holdings, LLC

By:	/s/ David Sreter
Name:	David Sreter
Title:	Vice President and Assistant Treasurer

WEX Inc.

By:	/s/ Jagtar Narula
Name:	Jagtar Narula
Title:	Chief Financial Officer
[Signature Page to Note Repurchase Agreement]